UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2019

FIRST COLUMBIA DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3020 Bridgway, Ste 505, Sausalito, CA	94965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-300-6144

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mario Gobbo was appointed as a Director on July 8, 2019.

Mario Gobbo is an independent consultant since 2010 when he was head of life sciences equity capital markets and M&A for Natixis Bleichroeder, a boutique investment bank in New York, which he had joined in 2006. He has 35 years of banking and corporate finance experience in healthcare and energy. His expertise encompasses venture capital and private equity as well as investment banking and strategic advisory. He is on the board of Zavarovalnica Triglav, the largest Slovene insurance company spearheading healthcare insurance in Central Europe and was Chairman of the Board and Chair of the Audit Committee of Helix BioPharma, a Toronto listed biotech company developing interesting novel complex biomolecules to combat various cancers. When with Natixis Bleichroeder, he obtained mandates for several IPOs and follow-on transactions on NASDAQ, as well as advisory assignments for health care and medical devices companies. With International Finance Corporation, a World Bank Group institution dealing with private sector investments, the team he led completed several highly successful equity and loan investments in biotech and generic pharmaceutical companies and funds in India, Latin America, China and Central Europe. From 1993 to 2001, he was with Lazard in London, where he created and managed their Central and Eastern European operations. As an executive director, he sat on the Lazard Brothers Board in London. He advised on M&A, fundraising and privatization efforts for several key firms in the region, including transactions for the pharmaceutical companies Pliva, Bosnalijek, Lek and Krka. Prior to Lazard, he worked with Swiss Bank Corporation International Ltd. in London, where he worked on the IPO of Ares Serono, the Swiss biotech company, subsequently sold to Merck KgaA. He was also on the investment committee of AHF, an India focused health care fund, Ocimum Biosolutions/Genelogic, an Indian contract research organization, and CellPraxis, a US/Brazilian stem cell research, privately owned firm.

He holds a BA with a major in Organic Chemistry from Harvard College, a Master of Science in Biochemistry from the University of Colorado and an MBA, a Master of Business Economics and a PhD (Management) from the Wharton School of the University of Pennsylvania. And currently resides in Chevy chase, Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Colombia Development Corp.

/s/ Christopher Hansen
Christopher Hansen
CEO, Principal Executive Officer

Date:      July 17, 2019